                                  EXHIBIT 1


                           COMPANY RIGHTS AGREEMENT

                             JOINT FILING AGREEMENT

     The undersigned hereby agree that the attached statement on Schedule 13D is filed on behalf of each of them.


                                        October 8, 1996

                                          Norman Fong
                                        --------------------------------------
                                        Norman Fong


                                        FWB SOFTWARE, INC.

                                        By:       Norman Fong
                                            -----------------------------------
                                        Its:       President
                                             ----------------------------------

                                        FWB SOFTWARE, LLC

                                        By:  FWB Software, Inc., its manager

                                        By:       Norman Fong
                                            -----------------------------------
                                        Its:       President
                                             ----------------------------------

                            COMPANY RIGHTS AGREEMENT

          THIS COMPANY RIGHTS AGREEMENT (the "AGREEMENT") is made to be effective July 1, 1996 (the "CLOSING DATE"), by and between StreamLogic Corporation, a Delaware corporation ("STREAMLOGIC"), and FWB Software, LLC, a California limited liability company (the "COMPANY").

                                 R E C I T A L S

          WHEREAS, the Company is acquiring 1,256,123 shares of the common stock of StreamLogic (the "COMMON STOCK") and in connection therewith StreamLogic desires to grant the Company the rights set forth herein.

          NOW, THEREFORE, in consideration of the mutual promises and agreements herein, and subject to the terms and conditions hereinafter set forth, the parties hereby agree as follows:

SECTION 1.     REPRESENTATIONS AND WARRANTIES OF STREAMLOGIC

          Except as set forth otherwise in SCHEDULE 1.0 hereto, StreamLogic represents and warrants as of the Closing Date that:

          1.1 ORGANIZATION AND STANDING OF STREAMLOGIC. StreamLogic is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into and perform this Agreement and to consummate the transaction contemplated hereby.

          1.2 CORPORATE ACTION. StreamLogic has the corporate power and will, prior to the Closing Date, have taken all necessary corporate action required to authorize, execute, deliver and perform this Agreement and any other agreements and instruments executed in connection herewith and therewith, and to issue, sell and deliver the Common Stock. When executed and delivered by StreamLogic, this Agreement and any other agreement and instrument executed in connection herewith and therewith will constitute the valid and binding obligations of StreamLogic, enforceable in accordance with their terms.

          1.3 GOVERNMENTAL APPROVALS. Except for the filings to be made, if any, to comply with exemptions from registration or qualification under federal and state securities laws, no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental agency or instrumentality is necessary for the offer, issuance, sale, execution or delivery by StreamLogic, or for the performance by it of its obligations under, this Agreement.

          1.4 LITIGATION. There is no litigation or governmental proceeding or investigation pending, or, to StreamLogic's knowledge, threatened against StreamLogic affecting any of its properties or assets that, if decided adversely to StreamLogic, will result in any material adverse change in the business, operations, affairs, prospects or conditions of StreamLogic or that, if decided adversely to StreamLogic, will call into question the validity of this Agreement, nor, to StreamLogic's knowledge, has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted.

          1.5 FILED REPORTS. The common stock of StreamLogic is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and quoted on the Nasdaq Stock Market. StreamLogic has delivered to the Company copies of StreamLogic's (a) Annual Report on Form 10-K for the fiscal year ended March 29, 1996 (the "FORM 10-K REPORT") as filed with the Securities and Exchange Commission (the "COMMISSION") and (b) all proxy statements relating to StreamLogic's meetings of stockholders (whether annual or special) during 1996 as filed with the Commission. StreamLogic has made available to the Company upon its request all other reports, registration statements and other documents filed by StreamLogic with the Commission under the Exchange Act and the Securities Act of 1933, as amended (the "SECURITIES ACT"), for the past three fiscal years. All such documents described in the first two sentences of this Section 1.5 are collectively referred to as "STREAMLOGIC'S FILED REPORTS". StreamLogic has during the last three fiscal years timely filed all reports, registration statements and other documents (including StreamLogic's Filed Reports) required to be filed with the Commission under the rules and regulations of the Commission, and all of StreamLogic's Filed Reports complied as to form with the Securities Act or the Exchange Act, as the case may be. As of their respective date, StreamLogic's Filed Reports (including any exhibits or schedules thereto or documents incorporated therein by reference) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          1.6 SECURITIES ACT OF 1933. StreamLogic has complied and will comply with all applicable federal or state securities laws in connection with the issuance and sale of the Common Stock to the Company.

          1.7 NO BROKERS OR FINDERS. StreamLogic owes no commission, fee or other compensation to any individual, corporation, partnership, joint venture, trust, or unincorporated organization or other entity (each of which is hereinafter referred to as a "PERSON") as a finder or broker as a result of the transactions contemplated by this Agreement.

          1.8 CAPITALIZATION; STATUS OF CAPITAL STOCK. The authorized capital stock of StreamLogic is as set forth on StreamLogic's Filed Reports. All of the issued and outstanding shares of capital stock of StreamLogic as of March 29, 1996 are set forth on the Form 10-K Report. All of the outstanding shares of capital stock of StreamLogic have been duly authorized, are validly issued and are fully paid and nonassessable, and no holder thereof is entitled to preemptive rights. Between March 29, 1996 and the Closing Date, there has been no material change in the outstanding capital stock of StreamLogic. Except as set forth in StreamLogic's Filed Reports, there are no options, warrants or rights to purchase shares of its capital stock or other securities authorized, issued or outstanding, nor is StreamLogic obligated in any manner to issue shares of its capital stock or other securities.

          1.9 ABSENCE OF CHANGES. Since March 29, 1996, no event has occurred or failed to occur that would be required to be disclosed in the footnotes of StreamLogic's financial statements for such statements to be prepared in accordance with generally accepted accounting principles, and to the best knowledge of StreamLogic, there has been no other event or condition of any character specifically relating to StreamLogic which specifically pertains to and materially adversely affects its business, properties or condition, financial or otherwise.

SECTION 2.     REGISTRATION RIGHTS

               2.1  REGISTRATION.

               (a) No later than forty-five (45) days after the Closing Date, StreamLogic shall prepare and file an S-3 registration statement with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act to register the resale of the Common Stock by the Company (the "REGISTRATION STATEMENT") and shall use its reasonable best efforts, including the filing of one or more subsequent registration statements or amendments or supplements to the Registration Statement, to obtain effectiveness of the Registration Statement under the Securities Act.

               (b) StreamLogic shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and the Company shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Common Stock resold by the Company. "REGISTRATION EXPENSES" shall mean all expenses, except for Selling Expenses, incurred by StreamLogic in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for StreamLogic, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. "SELLING EXPENSES" shall mean all selling commissions, underwriting fees and stock transfer taxes applicable to the Common Stock, and all other expenses incurred by the Company or any transferee of the Company in connection with sales of the Common Stock.

               (c) StreamLogic shall use its best efforts to: (i) keep such Registration Statement effective until the earlier of (A) the first anniversary of the effectiveness of the Registration Statement plus any "blackout" periods imposed during such year, provided, that the Company shall use its best efforts to sell the Common Stock within the first one hundred eighty (180) days following the effectiveness of the Registration Statement plus any "blackout" periods imposed during such 180-day period and any periods during which StreamLogic's Common Stock is not listed on either the Nasdaq Stock Market or any national securities exchange,
     (B) such date as all of the Common Stock have been resold, and (C) such date as all of the shares of Common Stock may be resold under Rule 144 during a three month period (collectively, the "Registration Process");
     (ii) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Common Stock covered by the Registration Statement; (iii) furnish such number of prospectuses and other documents incident thereto, including any amendment of, or supplement to, the prospectus as the Company from time to time may reasonably request; (iv) cause all Common Stock registered as described herein to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by StreamLogic are then listed or quoted; (v) provide a transfer agent and registrar for all Common Stock registered pursuant to the Registration Statement and a CUSIP number for all such Common Stock; (vi) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission; and
     (vii) file the documents required of StreamLogic and otherwise use its reasonable best efforts to maintain requisite blue sky clearance in all United States jurisdictions specified in writing by the Company; PROVIDED, HOWEVER, that StreamLogic shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented. StreamLogic may impose "blackouts" during the effectiveness of the Registration Statement during which the Company may not sell any of the shares of Common Stock under the Registration Statement. StreamLogic may impose a "blackout" only in circumstances where the Board of Directors of StreamLogic determines in good faith that a material event is occurring or is reasonably expected to occur with respect to StreamLogic which StreamLogic has not yet disclosed to the public or in any other case where the Board has in good faith determined that such action is necessary for the protection of StreamLogic or its shareholders or to comply with applicable law. However, a "blackout" period may not last more than three (3) weeks and StreamLogic may not impose more than three (3) "blackout" periods during the Registration Process. A "blackout" period shall not be effective and binding upon the Company until one (1) day after the Company has received a written communication from StreamLogic by facsimile informing the Company that StreamLogic is imposing a "blackout."

               (d) StreamLogic shall furnish to the Company upon request a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the Common Stock held by the Company.

               (e) With a view to making available to the Company the benefits of certain rules and regulations of the Commission which at any time permit the sale of the Common Stock to the public without registration, StreamLogic agrees to:

                    (1) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act ("RULE 144"), at all times after the effective date of the first registration statement under the Securities Act filed by StreamLogic for an offering of its securities to the general public;

                    (2) Use its best efforts to then file with the Commission in a timely manner all reports and other documents required of StreamLogic under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                    (3) So long as a the Company owns any unregistered Common Stock, furnish to the Company upon request a written statement by StreamLogic as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by FWB for an


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

          offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of FWB, and such other reports and documents of FWB as such Shareholder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Shareholder to sell any such securities without registration.

               (f) StreamLogic will indemnify the Company, each of its officers, directors, employees, partners, legal counsel and accountants, and each person controlling the Company within the meaning of section 15 of the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to which any registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by StreamLogic of any rule or regulation promulgated under the Securities Act, the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") or state securities laws applicable to StreamLogic and relating to action or inaction required of StreamLogic in connection with any such registration, qualification or compliance and will reimburse the Company, each of its officers, directors, employees, partners, legal counsel and accountants, and each person controlling the Company, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that StreamLogic will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in reliance upon and in conformity with written information furnished to StreamLogic by an instrument duly executed by or on behalf of the Company or underwriter and stated to be specifically for use therein, and further provided that there shall be no liability if StreamLogic provided to the Company, a reasonable period before the sale, a prospectus correcting any such untrue statement or omission but such prospectus was not delivered to the purchaser.

               (g) The Company will, if any of the Common Stock held by the Company is included in the securities as to which such registration, qualification or compliance is being effected, indemnify StreamLogic, each of its directors, officers, employees, partners, legal counsel and accountants, each underwriter, if any, of such Common Stock covered by such a registration statement, each person who controls StreamLogic or such underwriter within the meaning of section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse StreamLogic, such directors, officers, employees, partners, legal counsel, accountants, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent that such untrue statement or omission is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to StreamLogic by an instrument duly executed by or on behalf of the Company and stated to be specifically for use therein.

               (h)  Each party entitled to indemnification under this
     Section 2.1 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, provided further, that if any Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to the Indemnifying Party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 2.1, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, and such Indemnifying Party shall not be required to reimburse such Indemnified Party and any person controlling such Indemnified Party for that portion of the fees and expenses of any counsel retained by the Indemnified Party which are related to such different or additional defenses or which are beyond the scope of the indemnity agreement provided in this Section 2.1, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is prejudicial to the Indemnifying Party in defending such claim or litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

               (i) If the indemnification provided for in this Section 2.1 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to


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

     correct or prevent such statement or omission.

               (j) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling.

               (k)  The obligations of StreamLogic and the Company under this
     Section 2.1 shall be in addition to any liability which StreamLogic and the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls StreamLogic or the Company within the meaning of the Securities Act.

               (l) The Company shall not have any right to take any action to restrain, enjoin or otherwise delay any registration pursuant to this
     Section 2.1 as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

               (m) The rights and obligations of this Section 2.1 shall be binding upon and available to subsequent transferees of the Common Stock; provided, however, that there shall be no more than ten (10) transferees of the Common Stock without StreamLogic's prior written consent, which shall not be unreasonably withheld.

          2.2  RESTRICTIONS ON PUBLIC SALE; INCONSISTENT AGREEMENTS.

          (a) LOCK-UP. Notwithstanding any registration of the Common Stock pursuant to Section 2.1, the holder(s) of the Common Stock agree not to effect any sale or distribution of any of the Common Stock in a transaction not exempt from the registration requirements of the Securities Act except as follows: one-third (1/3) may be resold immediately upon effectiveness of the Registration Statement, one-third (1/3) may be resold 60 days after the shares are registered and the final one-third (1/3) may be resold 60 days later. StreamLogic may impose a stop-transfer instruction with respect to the shares (or other securities) subject to the foregoing restriction until the end of such period.

          (b) NO DISTRIBUTION. StreamLogic agrees (i) without the written consent of the Company, which may not be unreasonably withheld, not to effect any public or private sale or distribution of its common equity securities or any security convertible into or exchangeable or exercisable for any equity security of StreamLogic, including a sale pursuant to Regulation D under the Securities Act, during the Company's or its transferees' Registration Process (except (A) as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form or (B) equity securities issued pursuant to the conversion or exchange of any securities convertible into or exchangeable for StreamLogic's common equity securities and which were outstanding prior to the commencement of such Registration Process), and (ii) to use its reasonable efforts to cause each holder of its privately placed securities purchased from StreamLogic at any time on or after the date of this Agreement to agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 (except as part of such underwritten registration, if permitted), other than pursuant to any tender offer by StreamLogic to holders of its currently outstanding subordinated debt securities.



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

SECTION 3.     MISCELLANEOUS

          3.1 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          3.2 ADDRESSES FOR NOTICES, ETC. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed, by certified or registered mail, or telegraphed or delivered to the applicable party at the addresses indicated below:

          If to StreamLogic:       StreamLogic Corporation
                                   21329 Nordhoff Street
                                   Chatsworth, California 91311
                                   Attention: Chief Executive Officer

          with copy to:            Latham & Watkins
                                   650 Town Center Drive
                                   Costa Mesa, California 92626-1925
                                   Attention: David C. Flattum

          If to the Company:       FWB Software, LLC
                                   1555 Adams Drive
                                   Menlo Park, California 94025
                                   Attention: President

          with copy to:            McCutchen, Doyle, Brown & Enersen
                                   Three Embarcadero Center
                                   San Francisco, California  94111
                                   Attention: Gary H. Moore

          Either party to this Agreement may change its address by a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed or telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid.

          3.3 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of each party and its respective successors and assigns, except that neither of the parties shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the other, which shall not be unreasonably withheld.

          3.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement, or any other instrument or document delivered in connection herewith, shall survive the execution and delivery hereof or thereof until one year from the Closing Date.


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

          3.5 PRIOR AGREEMENTS. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

          3.6 SEVERABILITY. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

          3.7 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

          3.8 HEADINGS. Article, Section and Subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          3.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

          3.10 FURTHER ASSURANCES. From and after the date of this Agreement, upon the reasonable request of either party, the other party shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        STREAMLOGIC CORPORATION


                                        By:              Lee Hilbert
                                            Lee Hilbert, Chief Financial Officer


                                        FWB SOFTWARE, LLC


                                        By:  FWB Software, Inc., its Manager


                                        By:              Norman Fong
                                                   Norman Fong, President


                                        9